SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                      MUNIHOLDINGS FLORIDA INSURED FUND V

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Massachusetts                           Applied For
        --------------------------                --------------------------
        (STATE OF INCORPORATION OR             (IRS EMPLOYER IDENTIFICATION NO.)
               ORGANIZATION)

MuniHoldings Florida                                        08536
Insured Fund V                                    --------------------------
800 Scudders Mill Road                                     (ZIP CODE)
Plainsboro, New Jersey
-------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


TITLE OF EACH CLASS TO BE SO          NAME OF EACH EXCHANGE ON WHICH EACH CLASS
REGISTERED                            IS TO BE REGISTERED
----------------------------          -----------------------------------------

Common Shares of Beneficial Interest,        American Stock Exchange
par value $.10 per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


None


If this form relates to the               If this form relates to the
registration of a class of securitie      registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. |X| box.                             box. |_|


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The section captioned "Description of Capital Shares" in the Registrant's prospectus dated July 20 , 1999, forming a part of Pre-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2 (No. 333-78141) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on July 20, 1999, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         (I) The following exhibits have been filed with the Commission:

               (1)  Form of Certificate for Common Shares.*

               (2) Portions of the Declaration of Trust and the By-Laws of the Registrant defining the rights of holders of Common Shares.**

         (II) The following exhibits are to be filed with the New York Stock Exchange only:

                  (1)      Not applicable.
                  (2)      Not applicable.
                  (3)      Not applicable.
                  (4)      (a) Declaration of Trust of the Registrant.
                           (b) By-Laws of the Registrant.
                  (5)      Specimen Certificate for Common Shares.
                  (6)      Not applicable.

_____________

*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.

**   Incorporated by reference to Exhibit (d)(1) to the Registration
     Statement.


         SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     MUNIHOLDINGS FLORIDA INSURED FUND V
                                     (Registrant)

                                     By: /s/ William E. Zitelli, Jr.
                                        ---------------------------------
                                        William E. Zitelli, Jr.
                                        Secretary

July 28, 1999